Exhibit (a)(2)

SCHEDULE A

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

Designation of Series of Shares of Beneficial Interests in the Trust

(Effective as of February 8, 2007)

WHEREAS, the Trustee(s) of the Trust, acting pursuant to Section 4.9 of the Declaration, desire to divide the Shares of the Trust into 28 Series;

NOW THEREFORE, the Trustee(s) of the Trust do hereby establish and designate the following Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	Legg Mason Partners Variable Aggressive Growth Portfolio
2.	Legg Mason Partners Variable Aggressive Growth Portfolio I
3.	Legg Mason Partners Variable All Cap Portfolio
4.	Legg Mason Partners Variable Appreciation Portfolio
5.	Legg Mason Partners Variable Capital and Income Portfolio
6.	Legg Mason Partners Variable Capital and Income Portfolio I
7.	Legg Mason Partners Variable Dividend Strategy Portfolio
8.	Legg Mason Partners Variable Equity Index Portfolio
9.	Legg Mason Partners Variable Fundamental Value Portfolio
10.	Legg Mason Partners Variable Growth and Income Portfolio
11.	Legg Mason Partners Variable Growth and Income Portfolio I
12.	Legg Mason Partners Variable International All Cap Opportunity Portfolio
13.	Legg Mason Partners Variable Investors Portfolio
14.	Legg Mason Partners Variable Large Cap Growth Portfolio
15.	Legg Mason Partners Variable Large Cap Growth Portfolio I
16.	Legg Mason Partners Variable Large Cap Value Portfolio
17.	Legg Mason Partners Variable Lifestyle Allocation 50%
18.	Legg Mason Partners Variable Lifestyle Allocation 70%
19.	Legg Mason Partners Variable Lifestyle Allocation 85%
20.	Legg Mason Partners Variable Mid Cap Core Portfolio
21.	Legg Mason Partners Variable Multiple Discipline Portfolio—All Cap Growth and Value
22.	Legg Mason Partners Variable Multiple Discipline Portfolio—Global All Cap Growth and Value
23.	Legg Mason Partners Variable Multiple Discipline Portfolio—Large Cap Growth and Value
24.	Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio
25.	Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio
26.	Legg Mason Partners Variable Small Cap Growth Portfolio
27.	Legg Mason Partners Variable Social Awareness Portfolio
28.	Legg Mason Partners Variable Total Return Portfolio

1. Each Share of each Series shall have a par value of $0.00001 per Share and shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

SCHEDULE A

2. The number of authorized Shares of each Series is unlimited.

3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time are described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4. With respect to the Shares of each Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series or the Shares of such Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust or terminate any Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

SCHEDULE B

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

Designation of Classes

(Effective as of February 8, 2007)

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, desire to divide the Series of the Trust into one of more Classes of Shares

NOW THEREFORE, the Trustees of the Trust do hereby establish and designate the Classes as listed below with respect to the identified Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Fund	Classes
Legg Mason Partners Variable Aggressive Growth Portfolio	Class I, II
Legg Mason Partners Variable Aggressive Growth Portfolio I	Class I, II
Legg Mason Partners Variable All Cap Portfolio	Class I, II
Legg Mason Partners Variable Appreciation Portfolio	Class I
Legg Mason Partners Variable Capital and Income Portfolio	Class I, II
Legg Mason Partners Variable Capital and Income Portfolio I	Class I, II
Legg Mason Partners Variable Equity Index Portfolio	Class I, II
Legg Mason Partners Variable Fundamental Value Portfolio	Class I, II
Legg Mason Partners Variable Investors Portfolio	Class I, II
Legg Mason Partners Variable Large Cap Growth Portfolio	Class I, II
Legg Mason Partners Variable Large Cap Growth Portfolio I	Class I, II
Legg Mason Partners Variable Mid Cap Core Portfolio	Class I, II
Legg Mason Partners Variable Small Cap Growth Portfolio	Class I, II
Legg Mason Partners Variable Total Return Portfolio	Class I, II

1. Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Class is unlimited.

3. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4. With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege, (h) the relative

SCHEDULE B

dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6. The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a or terminate any one or more Classes of a Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.